CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective  Amendment No. 2 to the Registration
Statement No. 33-123467 on Form N-1A of MGI US Short Maturity Fixed Income Fund,
a portfolio  of MGI Funds of our report dated August 2, 2005 for the period from
March 11, 2005 (date of organization) through July 28, 2005 and to the reference to  us  under  the  heading  "Independent  Registered  Public  Accounting  Firm"
appearing in the  Statement of Additional  Information,  which is a part of such
Registration Statement.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 2, 2005